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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

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     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement      / / Confidential, for Use of the Com-
                                              mission Only (as permitted by
                                              Rule 14a-6(e)(2))
     / / Definitive Proxy Statement

     /X/ Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         EL PASO NATURAL GAS COMPANY
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                (Name of Registrant as Specified in Its Charter)

                                Not Applicable
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.

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         Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

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  pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the
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[EL PASO LOGO] El Paso                                  P.O. Box 1492

Natural Gas Company                                     El Paso, Texas  79978




Dear Shareholder,

        I am pleased to provide you with the enclosed Proxy Statement and Annual Report in connection with El Paso Natural Gas Company's (the "Company") upcoming annual meeting of stockholders.

        Included in the proxy statement are three new compensations plans which, if adopted by stockholders, will replace the current plans. These plans reflect our philosophy that the shareholders' interests are best served by a management team whose compensation is tied to stock performance. In that way, management will prosper only if the shareholders prosper.

        The proposed 1995 Incentive Compensation Plan, for example, mandates that senior executives take at least 50% of their annual incentive compensation in the form of Company stock. Those shares are then restricted in transferability for four years. In addition, the 1995 Omnibus Compensation Plan, which is esssentially identical to the current plan, provides long-term compensation in the form of stock options (which are valueless without appreciation in stock price) and performance units, the value of which is tied directly to total shareholder return versus total return to the shareholders of a peer group of companies.

        Likewise, the third plan on the agenda, the 1995 Compensation Plan for Non-Employee Directors, provides our non-employee Directors with the option of deferring receipt of their annual retainer in Company stock.


        We believe that our incentive compensation program will help our Company attract and retain talented management employees who will enhance the operating performance of the Company, and hence the compensation program will provide long-term benefits to our shareholders. We do not believe, however, that these benefits should be obtained at the cost of excessive dilution to existing shareholders. Consequently, upon approval of the plans, our existing compensation plans, which now permit the issuance of up to approximately 1.35 million shares in additional awards, will be terminated, and no further awards will be issued under these plans. In addition, the Company currently intends to continue its aggressive share repurchase plan, which has bought over 3 million shares in the the open market. The current repurchase program authorizes the purchase of up to an additional 2.5 million shares. Repurchased shares, which are held in the Company's treasury, could be used to cover the needs of the compensation plans.


        The Board of Directors of the Company, advised by its Compensation Committee, unanimously recommends a vote for the plans. We believe strongly that our performance-based, equity-oriented compensation program adds significant value to the Company.

        Please contact Norma F. Dunn, Vice President Investor and Public Relations, at (915) 541-5443 if you have any questions or comments.


                                          Sincerely,



                                          /s/ WILLIAM A. WISE
                                          William A. Wise

February 13, 1995                          Chairman of the Board,

                                          President and Chief Executive Officer